                                                                       EXHIBIT D







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        JOHN ALDEN FINANCIAL CORPORATION,

                                  FORTIS, INC.

                                       AND

                             JAFCO ACQUISITION CORP.



                            DATED AS OF MARCH 9, 1998

                                TABLE OF CONTENTS

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                                                                               ----
PARTIES                    ......................................................1

RECITALS                   ......................................................1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER.....................................1

1.1                        Merger................................................1
1.2                        Time and Place of Closing.............................1
1.3                        Effective Time........................................1
1.4                        Execution of Stock Option Agreement...................2

ARTICLE 2 - TERMS OF MERGER......................................................2

2.1                        Charter...............................................2
2.2                        Bylaws................................................2
2.3                        Directors and Officers................................2

ARTICLE 3 - MANNER OF CONVERTING SHARES..........................................2

3.1                        Conversion of Shares..................................2
3.2                        Shares Held by the Company or Parent..................3
3.3                        Dissenting Stockholders...............................3
3.4                        Conversion of Stock Options; Restricted Stock.........3

ARTICLE 4 - EXCHANGE OF SHARES...................................................4

4.1                        Exchange Procedures...................................4
4.2                        Rights of Former Company Stockholders.................5

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY.......................................................5

5.1                        Organization, Good Standing and Qualification.........5
5.2                        Capital Structure.....................................6
5.3                        Corporate Authority; Approval and Fairness............7
5.4                        Governmental Filings; No Violations...................7
5.5                        Company Reports; Financial Statements.................8
5.6                        Absence of Certain Changes............................9
5.7                        Litigation...........................................10
5.8                        Employee Benefits....................................10
5.9                        Compliance With Laws, Orders and Permits.............12
5.10                       Taxes................................................13
5.11                       Labor Matters........................................15
5.12                       Intellectual Property................................15
5.13                       Material Contracts...................................16
5.14                       Real Property........................................16
5.15                       Other Assets.........................................18
5.16                       Insurance Matters....................................18
5.17                       Liabilities and Reserves.............................20
5.18                       Investment Company...................................20
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
5.19                       Rights Plan...........................................21
5.20                       State Takeover Statutes...............................22
5.21                       Charter Provisions....................................22
5.22                       [Intentionally Omitted]...............................22
5.23                       Brokers and Finders...................................22
5.24                       Statements True and Correct...........................22

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT.............................22

6.1                        Organization, Good Standing and Qualification.........22
6.2                        Corporate Authority; Approval.........................22
6.3                        Governmental Filings; No Violations...................23
6.4                        Compliance With Laws, Orders and Permits..............24
6.5                        Litigation............................................24
6.6                        Statements True and Correct...........................25
6.7                        Authority of Merger Sub...............................24
6.8                        Financing.............................................25

ARTICLE 7 - COVENANTS ...........................................................25

7.1                        Interim Operations....................................25
7.2                        Acquisition Proposals.................................28
7.3                        Stockholders' Meeting.................................29
7.4                        Filings; Other Actions; Notification..................29
7.5                        Access; Technology Conversions........................30
7.6                        Miami Property........................................31
7.7                        Publicity.............................................32
7.8                        Employee Benefits.....................................32
7.9                        Expenses..............................................33
7.10                       Indemnification; Directors' and Officer's Insurance...33
7.11                       Other Actions by the Company and Parent...............35

ARTICLE 8 - CONDITIONS PRECEDENT TO OBLIGATIONS TO
            CONSUMMATE...........................................................35

8.1                        Conditions to Obligations of Each Party...............35
8.2                        Conditions to Obligations of Parent...................36
8.3                        Conditions to Obligations of the Company..............37

ARTICLE 9 - TERMINATION .........................................................37

9.1                        Termination by Mutual Consent.........................37
9.2                        Termination by Either Parent or the Company...........38
9.3                        Termination by the Company............................38
9.4                        Termination by Parent.................................39
9.5                        Effect of Termination and Abandonment.................39

ARTICLE 10 - MISCELLANEOUS.......................................................39

10.1                       Definitions...........................................39
10.2                       Non-Survival of Representations and Covenants.........48
10.3                       Entire Agreement......................................48
10.4                       Amendments............................................48
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
10.5                       Waivers...............................................48
10.6                       Assignment............................................49
10.7                       Notices...............................................49
10.8                       Governing Law.........................................50
10.9                       Counterparts..........................................50
10.10                      Captions; Articles and Sections.......................50
10.11                      Interpretations.......................................50
10.12                      Enforcement of Agreement..............................51
10.13                      Severability..........................................51
Signatures                 ......................................................52

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 9, 1998, by and among JOHN ALDEN FINANCIAL CORPORATION, a Delaware corporation (the "Company"), FORTIS, INC., a Nevada corporation ("Parent"), and JAFCO ACQUISITION CORP., a Delaware corporation ("Merger Sub") (the Company and Merger Sub are sometimes referred to herein collectively as the "Constituent Corporations"). Certain terms used in this Agreement are defined in
Section 10.1 of this Agreement.


                                    RECITALS

         WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger;

         WHEREAS, as a condition to, and simultaneous with, execution of this Agreement, the Company and Parent are entering into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as EXHIBIT 1; and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of, and having the effects specified in, the DGCL (the "Merger"). The Company shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of Parent and shall continue to be governed by the Laws of the State of Delaware. The separate corporate existence of Merger Sub shall cease upon the effectiveness of the Merger.

         1.2 TIME AND PLACE OF CLOSING. The consummation of the transactions contemplated hereby (the "Closing") will take place at 9:00 a.m. local time at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or at such other place and time as the Parties shall mutually agree, on the last business day of the month in which all of the conditions set forth in Article 8 are satisfied or waived (the "Closing Date").

         1.3 EFFECTIVE TIME. On the Closing Date and as soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware (the "Secretary") as provided in the DGCL. The Merger shall become effective at the time the Secretary accepts for record the Certificate of Merger or at such later time agreed by the Parties and established under the Certificate of Merger (the "Effective Time").

         1.4 EXECUTION OF STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement by the Parties and as a condition thereto, the Company is executing and delivering to Parent the Stock Option Agreement, pursuant to which the Company is granting to Parent an option to purchase shares of the Company Common Stock.


                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1 CHARTER. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

         2.2 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of the Company in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1      CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the stockholders of any of the foregoing, the shares of the Constituent Corporations shall be converted as follows:

                  (a) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Company Common Stock.




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                  (b)      Each share of Company Common Stock (including any
         associated Rights, but excluding shares held by any Company Entity or any Parent Entity, and excluding shares held by stockholders who perfect their statutory appraisal rights as provided in Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Parent a cash payment in the amount of twenty-two dollars and fifty cents ($22.50) (the "Per Share Purchase Price").

                  (c) Each share of Company 9% Preferred Stock issued and outstanding immediately prior to the Effective Time shall be redeemed for cash at the Effective Time in accordance with the terms of such Company 9% Preferred Stock as set forth in the Company's Certificate of Incorporation.

                  (d) Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         3.2 SHARES HELD BY THE COMPANY OR PARENT. Each of the shares of Company Common Stock held by any Company Entity or by any Parent Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.3 DISSENTING STOCKHOLDERS. Any holder of shares of Company Common Stock who perfects his appraisal rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to the Company the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of the Company fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Parent shall issue and deliver the consideration to which such holder of shares of Company Common Stock is entitled under this
Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Company Common Stock held by him. If and to the extent required by applicable Law, the Company will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting stockholders. Upon satisfaction of all claims of dissenting stockholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

         3.4 CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK. At the Effective Time, (i) each option or other Equity Right to purchase or receive shares of Company Common Stock pursuant to stock options, stock appreciation rights, restricted stock awards or performance share awards granted by the Company under the Company Stock Plans and outstanding at the Effective Time, whether or not then exercisable or vested (collectively, the "Company Options"), shall become fully exercisable and vested, (ii) each such Company Option shall be canceled and (iii) in



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consideration of such cancellation, Parent shall pay to each such holder of
Company Options an amount in cash equal to the product of (1) the difference (if positive) between the Per Share Purchase Price and the price, if any, per share of Company Common Stock pursuant to which the holder of such Company Option may purchase the shares of Company Common Stock to which such Company Option relates (and less any withholding of Taxes as may be required by applicable Law) and (2) the number of shares of Company Common Stock subject thereto. At the Effective Time, each such Company Option shall no longer represent the right to purchase or receive shares of Company Common Stock, but in lieu thereof shall represent the right to receive the cash payment referred to above. At or prior to the Effective Time, the Company shall take all actions necessary to provide notice of the provisions of this Section 3.4 to all holders of Company Options and to cause the cancellation of the Company Options in accordance herewith at the Effective Time.


                                    ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent and the Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to each holder of record of a certificate which represented shares of Company Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificates of Company Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Company Common Stock represented by Certificates that are not registered in the transfer records of the Company, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(a) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (b) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require and (c) any other documents reasonably necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Company Common Stock (other than shares to be canceled pursuant to Section 3.2 or as to which statutory appraisal rights have been perfected, and not withdrawn or lost, as provided in Section 3.3) issued and outstanding at the Effective Time shall surrender the Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2, less any withholding of Taxes as may be required by applicable Law. Parent shall not be obligated to deliver the consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the stockholders of the Company shall constitute ratification of the appointment of the Exchange Agent.

         4.2 RIGHTS OF FORMER COMPANY STOCKHOLDERS. At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Company Common Stock (other than shares to be canceled pursuant to Sections 3.2 and 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. However, upon surrender of such Certificate, any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.


                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the corresponding sections or subsections of the Company Disclosure Letter or in any Company Report filed prior to January 1, 1998, the Company hereby represents and warrants to Parent and Merger Sub as follows:

         5.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
         Section 5.1(a) of the Company Disclosure Letter contains a list of all of the Company Subsidiaries. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each Company Entity has all requisite corporate or similar power and authority to own and operate its Assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its Assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent a complete and correct copy of each Company Entity's charter and bylaws, each as amended to date. Each Company Entity's charter and bylaws so delivered are in full force and effect.

                  (b) The Company conducts its insurance operations through the Subsidiaries set forth in Section 5.1(b) of the Company Disclosure
         Letter (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and
         (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements, except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to have a Company Material Adverse Effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably likely to have a Company Material Adverse Effect.

         5.2      CAPITAL STRUCTURE.

                  (a) The authorized stock of the Company consists of 75,000,000 shares of Company Common Stock, of which 24,523,156 shares were outstanding as of the close of business on March 9, 1998; and 432,000 shares of preferred stock, $.01 par value ("Preferred Stock"), of which (i) 270,000 shares have been authorized as 9% Cumulative Preferred Stock ("Company 9% Preferred Stock"), of which 150,000 shares were outstanding as of March 9, 1998, and (ii) 162,000 shares have been authorized as Series B Participating Preferred Stock, of which no shares were outstanding as of March 9, 1998. All of the outstanding shares of Company Common Stock and Company 9% Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Company Common Stock, except that, as of March 9, 1998, there were 2,506,366 shares of Company Common Stock subject to issuance pursuant to the Company Stock Plans. The Company has no commitments to issue or deliver any shares of preferred stock, except that as of March 9, 1998, there were 245,231.56 shares of Series A Junior Participating Preferred Stock subject to issuance pursuant to the Rights Agreement, the terms of which shares of Series A Junior Participating Preferred Stock are set forth in a designation that has been approved by the board of directors of the Company as part of the Rights Agreement but not filed with the Secretary. Section 5.2(a) of the Company Disclosure Letter contains a correct and complete list of each outstanding Company Option, including the applicable Company Stock Plan, the holder of such Company Option, date of grant, exercise price and number of shares subject thereto.

                  (b) Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any and all Liens.



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

                  (c) Except as set forth in this Section 5.2 above, and except with respect to the Stock Option Agreement and the Rights Agreement, there are no preemptive or other outstanding Equity Rights with respect to any shares of capital stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         5.3      CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

                  (a) The Company has all requisite corporate power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject only to approval of the Merger by the holders of at least a majority of the outstanding Company Common Stock (the "Company Requisite Vote") and to the receipt of the approvals referred to in Section 5.4. This Agreement and the Stock Option Agreement are the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                  (b) The board of directors of the Company at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office), (i) determined that the Agreement and the Stock Option Agreement, and the Merger and the other transactions contemplated hereby and thereby, are fair to and in the best interests of the Company and its stockholders, (ii) authorized, approved and adopted in all respects the Agreement and the Stock Option Agreement, and the Merger and the other transactions contemplated hereby and thereby, and (iii) subject to Section 7.2, resolved to recommend that the holders of the Company Common Stock adopt this Agreement. The board of directors of the Company has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the holders of the Company Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Parent.

         5.4      GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (a) Other than the filings, notices and Consents (i) pursuant to Section 1.3, (ii) under the HSR Act and the Exchange Act,
         (iii) required to be made with the NYSE, and (iv) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance or similar Regulatory Authorities of Bermuda, Florida, Minnesota, Nevada, Ohio and Texas, and such filings, notices or Consents as may be required under the antitrust notification insurance Laws of any state in which the Company, Parent or any of their respective Subsidiaries is domiciled or does business, no notices, reports or other filings are required to be made by any Company Entity with, nor are any Consents, registrations or Permits required to be obtained by any Company Entity from, any Regulatory Authority, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (b       The execution, delivery and performance of this
         Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (i) a Default under the Certificate of Incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries,
         (ii) a Default under, or the creation of a Lien on the Assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Company or any of its Subsidiaries or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.4(a)), any Law, Order or Permit to which the Company or any of its Subsidiaries is subject, or (iii) any change in the rights or obligations of any party under any of the foregoing Contracts, except, in the case of clause (ii) or (iii) immediately above, for any Default, creation of Lien or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. Section 5.4 of the Company Disclosure Letter sets forth, to the Knowledge of the Company, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which Consents are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) immediately above), except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         5.5      COMPANY REPORTS; FINANCIAL STATEMENTS.

                  (a) The Company has made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1994, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, each in the form (including exhibits, annexes and any amendments thereto), and filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC after January 1, 1998 will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and changes in stockholders equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, cash flows and changes in stockholders equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

                  (b) The Company has made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance Regulatory Authorities for the years ended December 31, 1995, 1996 and 1997, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance Regulatory Authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable Laws when filed and, to the Knowledge of the Company, no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance Regulatory Authority or any other governmental agency or body. The statutory balance sheets and income statements included in the Company SAP Statements as of and for the years ended December 31, 1995 and 1996 have been audited by Price Waterhouse LLP, and the Company has made available to Parent true and complete copies of all audit opinions related thereto. The Company has made available to Parent true and complete copies of all examination reports of insurance departments and any insurance Regulatory Authorities since January 1, 1994 relating to the Company Insurance Subsidiaries.

                  (c) Since January 1, 1993, or the date of organization if later, each Company Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect).

         5.6 ABSENCE OF CERTAIN CHANGES. Since September 30, 1997, the Company and its Subsidiaries have conducted the businesses of the Company and its Subsidiaries, taken as a whole, only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, management, Assets, Liabilities, business or results of operations of the Company and its Subsidiaries which or, to the Knowledge of the Company, any development or combination of developments which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;
(iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except for (A) regular quarterly cash dividends on the Company Common Stock not in excess of $.12 per share per quarter, and (B) regular semi-annual cash dividends on the Company 9% Preferred Stock paid in accordance with the Company's Certificate of Incorporation; (iv) any material change by the Company in accounting principles, practices or methods other than those required by GAAP or applicable statutory accounting principles; (v) any material change in the Company's consolidated reserves for future policy benefits or other policy claims and benefits; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Company Insurance Subsidiary. Since September 30, 1997, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

         5.7 LITIGATION. There is no Litigation instituted or pending or, to the Knowledge of the Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Company Entity, or against any director, officer or Compensation and Benefit Plan, or against any Asset, interest or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Company Entity, in each case, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. Section 5.7 of the Company Disclosure Letter contains a summary of all Litigation pending as of the date of this Agreement to which any Company Entity is a party and which names a Company Entity as a defendant, co-defendant or third-party defendant or for which any Company Entity has any potential Liability.

         5.8      EMPLOYEE BENEFITS.

                  (a) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, agents, former employees, former directors or former consultants of any Company Entity (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.8(a) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.8(a) of the Company Disclosure Letter.

                  (b) All Compensation and Benefit Plans are in substantial compliance with all applicable Law, including the Code and ERISA. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company has no Knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans. To the Knowledge of the Company, no Company Entity has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Company Entity to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by any Company Entity with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Company Entity, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Company Entity has contributed, or has been obligated to contribute, to a multiemployer plan as defined in Section 3(37) of ERISA at any time during the last six years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (d) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (e) Under each Pension Plan which is a single-employer plan, as of the date of the most recent actuarial valuation, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the date of the most recent actuarial valuation.

                  (f) No Company entity has any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as specifically described in Section 5.8(f) of the Company Disclosure Letter. Subject to the restrictions set forth in Section 7.1 hereof, the Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material Liability thereunder.

                  (g) The consummation of the Merger and the other transactions contemplated by this Agreement, either alone or in connection with a subsequent termination of employment, will not (i) entitle any employees of any Company Entity to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans, or (iii) result in any Default under any of the Compensation and Benefit Plans.

                  (h) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable Law. No Company Entity has any material unfunded Liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                  (i) No amount that will be received (whether in cash or property or the vesting of property) as a direct result of the transactions contemplated by this Agreement by any employee, officer, director, agent or independent contractor of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement is reasonably likely to be treated as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         5.9      COMPLIANCE WITH LAWS, ORDERS AND PERMITS.

                  (a) The business and operations of the Company and the Company Insurance Subsidiaries have been conducted in compliance in all material respects with all applicable Laws regulating the business of insurance, including all applicable orders and directives of insurance Regulatory Authorities and market conduct recommendations resulting from market conduct examinations of insurance Regulatory Authorities (collectively, "Insurance Laws"). Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Company Insurance Subsidiary and, to the Knowledge of the Company, its agents have marketed, sold and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including in compliance with (i) all applicable prohibitions against "redlining" or withdrawal of business lines, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, and (iii) all applicable requirements relating to insurance product projections and illustrations.

                  (b) There is no pending or, to the Knowledge of the Company, threatened charge by any insurance Regulatory Authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of the Company, threatened investigation by any insurance Regulatory Authority with respect to possible violations of, any applicable Insurance Laws where such violations are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. None of the Company Insurance Subsidiaries is subject to any Order of any insurance Regulatory Authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally). The Company Insurance Subsidiaries have filed all reports required to be filed with any insurance Regulatory Authority on or before the date hereof as to which the failure to file such reports is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (c) In addition to Insurance Laws, the business of each Company Entity has been, and is being, conducted in compliance in all material respects with all applicable Laws, Orders and Permits, and with such Company Entity's charter and bylaws or other similar governing documents. No investigation or review by any Regulatory Authority with respect to any Company Entity is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement. To the Knowledge of the Company, no material change is required in any Company Entity's processes, properties or procedures in connection with any applicable Laws, Orders or Permits, and the Company has not received any written notice or communication of any material noncompliance with any such Laws, Orders or Permits that has not been cured as of the date hereof. Each Company Entity has all Permits, Orders, Consents, trademarks, patents, trade names, copyrights, service marks and franchises necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden, delay or impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement.

                  (d) Copies of all material written reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Parent.

         5.10     TAXES.

                  (a) Each Company Entity has filed, completely and correctly in all material respects, all Tax Returns that are required by all applicable Laws to be filed by such

         Company Entity, and (i) has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to those Tax Returns, has paid all estimated Taxes due and (ii) has paid all other charges, claims and assessments for Taxes received to date other than those charges, claims and assessments for Taxes being contested in good faith for which provision has been made in accordance with GAAP on the books of such Company Entity.

                  (b) All Taxes which the Company Entities are required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable.

                  (c) No Company Entity has executed any currently effective waiver to extend the applicable statute of limitations in respect of any Tax Liabilities of any Company Entity for the fiscal years prior to and including the most recent fiscal year.

                  (d) No Company Entity has been a member of any consolidated group for federal income tax purposes other than the consolidated group of which the Company is the common parent; and no Company Entity is a party to any tax sharing agreement or arrangement, other than with each other.

                  (e) No Liens for Taxes exist with respect to any of the Assets of any Company Entity, except for statutory Liens for Taxes not yet due or payable or that are being contested in good faith.

                  (f) All of the income Tax Returns filed by or on behalf of each Company Entity have been examined by and settled with the IRS or appropriate Taxing Authority, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on December 31, 1993.

                  (g) All Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Taxing Authority have been, or prior to the Effective Time will be, paid in full.

                  (h) There is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes.

                  (i) No Company Entity is bound by any currently effective private ruling, closing agreement or similar agreement with any Taxing Authority relating to a material amount of Taxes.

                  (j) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code.

         5.11 LABOR MATTERS. No Company Entity is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. No Company Entity is the subject of any Litigation asserting that any such Company Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel any such Company Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Company Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Company Entity, pending or, to the Knowledge of the Company, threatened, or, to the Knowledge of the Company, is there any activity involving any Company Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.12     INTELLECTUAL PROPERTY.

                  (a) The Company Entities own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property that is used in their businesses as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the Knowledge of the Company all patents, trademarks, tradenames, service marks and copyrights held by any Company Entity are valid and subsisting.

                  (b) Except as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect:

                           (i) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other Contracts as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, tradenames, service marks, and copyrights ("Third-Party Intellectual Property Rights").

                           (ii) No claims with respect to (A) the patents, registered and material unregistered trademarks and service marks, registered copyrights, tradenames, and any applications therefor owned by any Company Entity (the "Company Intellectual Property Rights"); (B) any trade secret material to the Company; or (C) Third-Party Intellectual Property Rights are currently pending or, to the Knowledge of the Company, are threatened by any Person.

                           (iii) The Company has no Knowledge of any valid grounds for any bona fide claims (A) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by any Company Entity infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by any Company Entity of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of any Company Entity as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by any Company Entity.

                           (iv) To the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of any Company Entity.

         5.13 MATERIAL CONTRACTS. All of the material Contracts of the Company Entities that are required to be described in the Company Reports or to be filed as exhibits thereto (the "Material Contracts") are described in the Company Reports or filed as exhibits thereto and are in full force and effect. True and complete copies of all such Material Contracts have been delivered or have been made available by the Company to Parent. Neither any Company Entity nor any other party is in Default under any such Material Contract except for such Defaults as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. No Company Entity is party to any Contract containing any provision or covenant limiting in any manner the ability of any Company Entity to (a) sell any products or services of or to any other person, (b) engage in any line of business, or (c) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to any Company Entity.

         5.14     REAL PROPERTY.

                  (a) Section 5.14(a) of the Company Disclosure Letter contains a list of all parcels of real property owned by the Company Entities, including the Miami Property (collectively, the "Owned Real Property"). The Company has good, marketable and insurable fee simple title to all of the Owned Real Property, including the Improvements thereon, free and clear of all Liens and other imperfections of title, except Permitted Title Exceptions. The Company is the lessor or landlord or the successor lessor or landlord under the Space Leases free and clear of all Liens except for the Commission Agreements and the Permitted Title Exceptions and is entitled to receive the rents, issues and profits from the Space Leases. Without limiting the foregoing, the Space Leases are free and clear of any and all Liens, and the Company has made no assignment of any of the rights of the Company under any of the Space Leases or with respect to any of said rents, issues or profits, except as set forth in the Commission Agreements and the Permitted Title Exceptions, and except as to any holders of any Liens to be released and canceled at as of the Effective Time. The Company has delivered to Parent a true and complete copy of the Rent Roll for the Miami Property, and the Company has no Knowledge that any tenant listed thereon who currently leases a material portion of the Miami Property has (i) plans to terminate such tenant's Space Lease, (ii) has commenced a voluntary case, or had entered against it a petition, for relief under any Law relating to bankruptcy or insolvency, or (iii) has asserted a right to off-set rent by reason of the Company's failure to perform its obligations under a Space Lease. The Miami Property contains not less than 1 million rentable square feet within the current Improvements thereon.

                  (b) The Owned Real Property and all Improvements thereon, in all material respects, conform to and comply with all applicable Laws, including those relating to zoning, fire, health, building, handicapped persons, sanitation, use and occupancy. The Company has obtained all material Permits required for the Owned Real Property, all of which are currently in full force and effect. The Improvements on the Owned Real Property (i) are properly located within the boundaries of the Owned Real Property and in accordance with all applicable set-back restrictions, (ii) are free from all material engineering and structural defects, (iii) are free from all termites or other wood-destroying insects, and (iv) do not contain any asbestos or asbestos-containing materials. No portion of the Improvements located on the Owned Real Property has been damaged or destroyed by fire or other casualty.

                  (c) To the Company's Knowledge, no portion of the Owned Real Property is currently subject to any Condemnation Proceeding and no Condemnation Proceeding has been commenced or instituted against any portion of the Owned Real Property.

                  (d) The Acreage (i) contains approximately four acres of vacant land, and (ii) has all necessary and appropriate zoning designations, ingress and egress, and utility access, and is otherwise suitable in all material respects, for commercial development in a manner consistent with the development that exists on the remainder of the Miami Property.

                  (e) Section 5.14(e) of the Company Disclosure Letter contains a list of all parcels of real property leased by any of the Company Entities as lessee (collectively, the "Leased Real Property"). Each of such leases is in full force and effect, no Company Entity is in material Default under any material provisions of such lease, and no lessor has asserted that any Company Entity is in material Default of any material provision under any such lease.

                  (f) Each Company Entity has complied in all material respects with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by any Company Entity were not contaminated with Hazardous Substances during the period of ownership or operation by such Company Entity; (iv) no Company Entity is subject to Liability for any Hazardous Substance disposal or contamination on any third party property; (v) no Company Entity has been associated with any release or threat of release of any Hazardous Substance; (vi) no Company Entity has received any notice, demand, letter, claim or request for information alleging that any Company Entity may be in violation of or liable under any Environmental Law; (vii) no Company Entity is subject to any Orders or other arrangements with any Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to Liability under any

         Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving any Company Entity that could reasonably be expected to result in any Liability, investigations or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law, except in each of clauses (i) through (viii) as are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the fair market value of the Owned Real Property.

         5.15     OTHER ASSETS.

                  (a) With respect to all Assets other than the Real Property, the Company Entities have good and marketable title, free and clear of all Liens, except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's Knowledge, all tangible properties used in the businesses of the Company Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the Company's past practices.

                  (b) All Assets (other than the Real Property) that are material to the Company's business on a consolidated basis, and that are held under leases or subleases by any of the Company Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by the Bankruptcy and Equity Exception), and each such Contract is in full force and effect.

                  (c) The Company Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer organizations. None of the Company Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $1 million pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Company Entity under such policies.

                  (d) The Assets (including the Real Property) of the Company Entities include all Assets required to operate the business of the Company Entities as presently conducted, except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         5.16     INSURANCE MATTERS.

                  (a) All policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts"), and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance Regulatory Authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the Insurance Laws applicable thereto and, as to premium rates established by any Company Insurance Subsidiary that are required to be filed with or approved by insurance Regulatory Authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the Insurance Laws applicable thereto.

                  (b) Section 5.16(b) lists all of the reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or Liabilities (collectively, the "Reinsurance Contracts"). All of the Reinsurance Contracts are in full force and effect, and neither the Company nor any Company Insurance Subsidiary, nor, to the Knowledge of the Company, any other party to a Reinsurance Contract, is in Default in any material respect as to any provision thereof. No Reinsurance Contract contains any provision providing that the other party thereto may terminate such Reinsurance Contract by reason of the transactions contemplated by this Agreement. Neither the Company nor any Company Insurance Subsidiary has received any notice to the effect that the financial condition of any other party to any such Reinsurance Contract is impaired with the result that a Default thereunder may reasonably be anticipated, whether or not such Default may be cured by the operation of any offset clause in such Reinsurance Contract.

                  (c) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any material actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary since December 31, 1994, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, to the Knowledge of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company Insurance Subsidiaries at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                  (d) None of Standard & Poor's Corporation, Moody's Investors Service, Inc. or A.M. Best Company has announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of any Company Insurance Subsidiary, and the Company has no reason to believe that any rating presently held by the Company Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under such surveillance for any reason, including as a result of the transactions contemplated hereby.

                  (e) All annuity contracts and life insurance policies issued by each Company Insurance Subsidiary to an annuity holder domiciled in the United States satisfy in all material respects all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies, and none of the Company Insurance Subsidiaries have entered into any Contract or are involved in any discussions or negotiations and there are no audits, examinations, investigations or other proceedings with the IRS with respect to the failure of any life insurance policy under section 7702 or 817(h) of the Code or the failure of any annuity contract to meet the requirements of section 72(s) of the Code. There are no "hold harmless" indemnification agreements respecting the tax qualification or treatment of any product or plan sold, issued, entered into or administered by the Company Insurance Subsidiaries, and there have been no claims asserted by any Person under such "hold harmless" indemnification agreements so set forth.

         5.17     LIABILITIES AND RESERVES.

                  (a) The reserves carried on the Company SAP Statements of each Company Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance Regulatory Authority of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated Liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company SAP Statements. The admitted assets of each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws. In addition, the Company has delivered or made available to Parent copies of all material work papers used as the basis for establishing the reserves for the Company and the Company Insurance Subsidiaries at December 31, 1995, December 31, 1996 and September 30, 1997, respectively.

                  (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the Knowledge of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary which is peculiar or unique to such Company Insurance Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers (or similar state assessment authority) which, if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

         5.18 INVESTMENT COMPANY. None of the Company Insurance Subsidiaries maintains any separate accounts. No Company Entity conducts activities of or is otherwise deemed under applicable Law to control an "investment advisor" as such term is defined in
Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended. No Company Entity is an "investment company" as defined under the Investment Company Act, and no Company Entity sponsors any Person that is such an investment company.

         5.19     RIGHTS PLAN.

                  (a) Prior to Parent entering into this Agreement and the Stock Option Agreement, the Company has taken all actions necessary such that, for all purposes under the Rights Agreement, Parent shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Rights Agreement will not separate from the Company Common Stock, as a result of Parent's entering into this Agreement or the Stock Option Agreement, or consummating the Merger or the other transactions contemplated hereby or thereby.

                  (b) The Company has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, (i) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

         5.20 STATE TAKEOVER STATUTES. Each Company Entity has taken all necessary action to exempt the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

         5.21 CHARTER PROVISIONS. Each Company Entity has taken all action so that the entering into of this Agreement and the Stock Option Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Company Entity or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Company Entity that may be directly or indirectly acquired or controlled by them.

         5.22     [INTENTIONALLY OMITTED]

         5.23 BROKERS AND FINDERS. No Company Entity nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

         5.24 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Company Entity or any Affiliate thereof to Parent pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Company Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to the Company's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a Company Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Company Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company as follows:

         6.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent has all requisite corporate or similar power and authority to own and operate its Assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its Assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect. Parent has made available to the Company a complete and correct copy of Parent's Articles of Incorporation and Bylaws, each as amended to date. Parent's Articles of Incorporation and Bylaws so delivered are in full force and effect.

         6.2      CORPORATE AUTHORITY; APPROVAL.

                  (a) Parent has all requisite corporate power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject only to receipt of the approvals referred to in Section 6.3. This Agreement and the Stock Option Agreement are the valid and binding agreements of Parent enforceable against Parent in accordance with their terms, subject to the Bankruptcy and Equity Exception.

                  (b) The board of directors of Parent (i) has declared that the Agreement and the Stock Option Agreement, and the Merger and the other transactions contemplated hereby and thereby, are advisable and in the best interests of Parent, and (ii) has authorized, approved and adopted in all respects the Agreement and the Stock Option Agreement, and the Merger and the other transactions contemplated hereby and thereby.

         6.3      GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (a) Other than the filings, notices and Consents (i) pursuant to Section 1.3, (ii) under the HSR Act, and (iii) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance or similar Regulatory Authorities of Bermuda, Florida, Minnesota, Nevada, Ohio and Texas, and such filings, notices or Consents as may be required under the antitrust notification insurance laws of any state in which the Company, Parent or any of their respective Subsidiaries is domiciled or does business, no notices, reports or other filings are required to be made by any Parent Entity with, nor are any Consents, registrations or Permits required to be obtained by any Parent Entity from, any Regulatory Authority, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (b) The execution, delivery and performance of this Agreement and the Stock Option Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (i) a Default under the Articles of Incorporation or Bylaws of Parent, (ii) a Default under, or the creation of a Lien on the Assets of Parent (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 6.3(a)), any Law, Order or Permit to which Parent is subject, or (iii) any change in the rights or obligations of any party under any of the foregoing Contracts, except, in the case of clause (ii) or (iii) immediately above, for any Default, creation of Lien or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. To the Knowledge of Parent, there are no Contracts of Parent pursuant to which Consents are or may be required prior to consummation of the transactions contemplated by this

         Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) immediately above), except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

         6.4 COMPLIANCE WITH LAWS, ORDERS AND PERMITS. The business and operations of Parent have not been, and are not being, conducted in violation of any applicable Law, Order or Permit, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. No investigation or review by any Regulatory Authority with respect to Parent is pending or, to the Knowledge of Parent, threatened, nor, to the Knowledge of Parent, has any Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         6.5 LITIGATION. There is no Litigation instituted or pending or, to the Knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Parent Entity, or against any director or officer of any Parent Entity, or against any Asset, interest or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Parent Entity, in each case, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or by the Stock Option Agreement.

         6.6 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Parent Entity or any Affiliate thereof to the Company pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Parent Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to the Company's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any Parent Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Parent Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.7 AUTHORITY OF MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Parent free and clear of any Lien. Merger Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub. This Agreement represents a legal, valid, and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Parent, as the sole stockholder of Merger Sub, will vote prior to the Effective Time the shares of Merger Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

         6.8 FINANCING. Parent has, or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the aggregate cash payments required to be paid pursuant to Section 3.1(b) and any other amounts to be paid by it hereunder.


                                    ARTICLE 7
                                    COVENANTS

         7.1 INTERIM OPERATIONS. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement or set forth in Section 7.1 of the Company Disclosure Letter):

                  (a) The business of all Company Entities shall be conducted in the ordinary and usual course (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company Entities or to enter into or engage in new lines of business without Parent's prior written approval), and it shall be conducted in compliance in all material respects with all applicable Laws.

                  (b) To the extent consistent with (a) above, each Company Entity shall use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates, and maintain all Permits necessary for the Company Entities to conduct business in the jurisdictions in which they currently conduct business.

                  (c) No Company Entity shall permit a material change in any of its underwriting, investment, actuarial, financial reporting or accounting practices or policies or in any material assumption underlying an actuarial practice or policy, except as may be required by any change in GAAP, statutory accounting principles or applicable Law.

                  (d) The Company shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its Certificate of Incorporation or Bylaws or amend, modify or terminate the Rights Agreement; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than (A) dividends from its direct or indirect wholly owned Subsidiaries, (B) regular quarterly cash dividends on the Company Common Stock not to exceed $.12 per share per quarter, and (C) regular semi-annual cash dividends required to be paid by the Company on the Company 9% Preferred Stock in accordance with the Company's Certificate of Incorporation; or (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock, other than as may be required pursuant to the terms of the Company Stock Plans.

                  (e) No Company Entity shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than shares of Company Common Stock issuable pursuant to Company Options outstanding on the date hereof under any of the Company Stock Plans);
         (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other Assets (including capital stock of any of Company Subsidiary) or incur or modify any material indebtedness or other material Liability; (iii) make or authorize or commit for any capital expenditures other than in amounts not exceeding $1 million in the aggregate; (iv) by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, including by way of assumption reinsurance, in excess of $100,000 individually or $1 million in the aggregate (other than in connection with ordinary course investment activities); or (v) make any capital investment in or loan to NHP Holding Company, Inc. or any entity controlled by it.

                  (f) No Company Entity shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees, except annual base salary (and corresponding benefit) increases occurring in the ordinary and usual course of business (which shall not exceed on an annual basis the lesser of 10% or $5,000 for any individual employee) or as required by applicable Law or under existing Contracts.

                  (g) Each Company Entity shall use all commercially reasonable efforts to ensure that no payments are paid or become due under the change of control employment agreements listed in Section 5.6 of the Company Disclosure Letter.

                  (h) No Company Entity shall pay, discharge, settle or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (A) claims arising under the terms of products, contracts or policies issued by the Company Insurance Subsidiaries in the ordinary and usual course of business, and (B) such other claims, Liabilities or obligations (including Litigation) as shall not exceed $250,000 per claim.

                  (i) No Company Entity shall make or change any material Tax election, settle any material audit, file any material amended Tax Returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business.

                  (j) No Company Entity shall enter into any Contract containing any provision or covenant limiting in any material respect the ability of any Company Entity to (A) sell any products or services of or to any other Person, (B) engage in any line of business, or (C) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to any Company Entity.

                  (k) No Company Entity shall enter into any new quota share or other reinsurance transaction (A) that does not contain standard cancellation and termination provisions, (B) that, except in the ordinary course of business, materially increases or reduces the Company Insurance Subsidiaries' consolidated ratio of net written premiums to gross written premiums, or (C) pursuant to which $5 million or more in gross written premiums are ceded by the Company Insurance Subsidiaries to any Person other than a Company Entity.

                  (l) No Company Entity shall enter into, amend or terminate any Material Contract (including for this purpose the Amended Shareholders Agreement, dated May 23, 1994, by and among JA Services, Inc., Dimension Holding Company, Inc. and NHP Holding Company, Inc.).

                  (m) The Company Entities shall make new investments only in Qualified Investments.

                  (n) The Company shall use all commercially reasonable efforts to ensure that there will be no downgrade in any Company Insurance Subsidiary's rating relating to its financial strength or claims-paying ability as published by A.M. Best Company.

                  (o) No Company Entity shall take any action or omit to take any action that would cause any of the conditions set forth in Sections 8.2(a) or (b) not being satisfied (other than by waiver).

                  (p) No Company Entity shall authorize or enter into a Contract to do any of the foregoing.

         7.2 ACQUISITION PROPOSALS. The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' employees and Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the Assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' employees and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by means of an amendment to the Rights Agreement); provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) at any time after the date hereof, if the Merger shall not have been approved by the Company Requisite Vote as of such time, (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Parent Confidentiality Agreement; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account, to the extent relevant, the long-term prospects and interests of the Company and its stockholders (any such more favorable

Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
7.2 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its or its Subsidiaries' directors, employees or Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         7.3 STOCKHOLDERS' MEETING. The Company will take, in accordance with its Certificate of Incorporation and Bylaws and the DGCL, all action necessary to convene a meeting of holders of the Company Common Stock (the "Stockholders' Meeting") as promptly as practicable, but in no event more than 45 days, after the definitive Proxy Statement has been filed with the SEC, to consider and vote upon the adoption of this Agreement. Subject to fiduciary obligations under applicable Law, the Company's board of directors shall recommend such adoption, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such adoption. Without limiting the generality of the foregoing, in the event that the Company's board of directors withdraws or modifies its recommendation, the Company nonetheless shall cause the Stockholders Meeting to be convened and a vote taken with respect to the adoption of this Agreement.

         7.4      FILINGS; OTHER ACTIONS; NOTIFICATION.

                  (a) In connection with the Stockholders' Meeting, the Company shall prepare and deliver to Parent within 30 days after the date hereof a draft of the Proxy Statement. Thereafter, the Company and Parent shall cooperate fully to make such changes to the Proxy Statement as may be appropriate, file the Proxy Statement with the SEC as soon as practicable, and respond promptly to any SEC comments. Upon filing the final, definitive Proxy Statement with the SEC, the Company shall mail such Proxy Statement to its stockholders.

                  (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all commercially reasonable efforts (i) to do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings; and (ii) to obtain as promptly as practicable all Consents and Permits necessary or advisable to be obtained from any third party or any Regulatory Authority in connection with, as a result of, or in order to consummate, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this
         Section 7.4 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval or Consent, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue or to limit, before or after the Effective Time, any Assets, businesses or interest in any Assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company of any of its Assets or businesses), or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such Asset or businesses which, in either case, could, in the reasonable judgment of the board of directors of Parent, materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or Regulatory Authority in connection with the Merger and the transactions contemplated by this Agreement.

                  (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party or Regulatory Authority with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

         7.5      ACCESS; TECHNOLOGY CONVERSIONS.

                  (a) Upon reasonable notice, and except as may otherwise be required by applicable Law, all of the Company Entities shall afford Parent's officers, employees and Representatives access, during normal business hours throughout the period from the date hereof to the earlier of the termination of this Agreement or the Effective Time, to the personnel, properties, Contracts, books and records of the Company Entities and, during such period the Company Entities shall furnish promptly to Parent all information concerning the Company Entities' business and financial condition as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and, provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the Consent of such third party to such inspection or disclosure. All such information shall be governed by the terms of the Confidentiality Agreement.

                  (b) From the date hereof through the earlier of termination of this Agreement or the Effective Time, the Company shall permit Parent to use an office within the Company's offices at the Miami Property to afford Parent's internal auditors reasonable access to monitor the operations and financial activities of the Company Entities. In addition, the Company Entities shall cooperate with Parent, upon Parent's reasonable request, to develop plans for the integration of the business of the Company Entities with that of the Parent Entities.

                  (c) From the date hereof through the earlier of termination of this Agreement or the Effective Time, the Company Entities shall promptly take all commercially reasonable actions as may be necessary to assure that the Company Entities' computer software systems are able to become Year 2000 compliant on a timely basis acting in the ordinary course of business. In addition, from the date hereof through the earlier of termination of this Agreement or the Effective Time, the Company Entities shall permit Parent's officers, employees and Representatives to be involved to the extent reasonably requested by Parent, in the conversion of the Company Entities' computer software systems to systems that are Year 2000 compliant, and the Company shall use all commercially reasonable efforts to comply with all reasonable requests of Parent in respect of the design and implementation of such conversion in anticipation of consummation of the Merger. Notwithstanding the foregoing, all final decisions with respect to such conversion design and implementation shall be made by the appropriate Company Entity. In the event that this Agreement is terminated and the Merger is not consummated for any reason, neither Party shall have any Liability to the other with respect to the involvement of Parent's officers, employees and Representatives in such conversion project.

         7.6 MIAMI PROPERTY. Without limiting the generality of Section 7.1 or 7.5:

                  (a) Access Rights for Inspections. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Company shall provide Parent and its employees and Representatives with access to the Miami Property at all reasonable times during normal business hours (and during evenings, weekends and holidays, provided that Parent has a reasonable need for such off-hours access and has given the

         Company not less than 24 hours prior notice of such need for access) to inspect the Miami Property and make such studies, audits, tests, appraisals, surveys and verifications as Parent reasonably considers necessary with respect to the Miami Property, including, investigations of the legal and physical status of the Miami Property, tests and assessments with respect to environmental matters, soil tests, asbestos analysis, structural review, examination of title, preparation of a survey and interviews of tenants.

                  (b) Title and Survey Update. At Parent's reasonable request, the Company shall cooperate to assist Parent in obtaining, at or prior to the Effective Time, a title insurance policy with respect to the Miami Property, or an update or endorsement to an existing such title insurance policy

                  (c) Permits and Zoning. The Company shall use commercially reasonable efforts to preserve in force all existing Permits with respect to the Miami Property and to renew all such Permits expiring prior to the Effective Time on terms reasonably acceptable to Parent. If any such Permit shall be suspended or revoked, the Company shall promptly notify Parent and shall diligently take all measures reasonably necessary to cause the reinstatement of such Permit without any additional limitation or condition. The Company shall not seek or voluntarily allow any amendment to any Permit with respect to the Miami Property that would alter the existing permissible uses of the Miami Property or any part thereof. Without the prior written consent of Parent, the Company shall not apply for, consent to or promote any modification of any zoning restrictions or other restrictions or regulations of Regulatory Authorities with respect to the Miami Property.

                  (d) Estoppels. At Parent's request, the Company shall use commercially reasonable efforts to obtain and deliver to Parent, at or prior to the Effective time, with respect to the Miami Property (i) estoppel certificates executed by each party (other than the Company) to a Service Contract that is not cancelable upon thirty days after written notice from the owner of the Miami Property, which estoppel certificates shall in form and substance reasonably approved by Parent,
         (ii) estoppel certificates executed by each warrantor or guarantor under a Warranty, which estoppel certificates shall be in form and substance reasonably approved by Parent, and (iii) such other estoppel certificates reasonably requested by Parent, in form and substance reasonably approved by Parent, in connection with covenants, conditions and restrictions, reciprocal easement agreements encumbering the Miami Property.

         7.7 PUBLICITY. The initial press release with respect to the Merger and the transactions contemplated hereby shall be a joint press release, and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement, except as may be required by Law or the rules of the NYSE.

         7.8 EMPLOYEE BENEFITS. From and after the Effective Time, all employees of the Company Entities (the "Employees") shall be eligible to participate in Parent's employee benefit plans, programs, policies and arrangements on the same basis as similarly situated employees of Parent; provided, however, that, in lieu of Parent's severance pay plan, Parent shall cause the Company's severance pay plan as described in
Section 5.8(a) of the Company Disclosure Letter to remain in effect with respect to the Employees for the 12 months immediately following the Effective Time. Parent shall, and shall cause the Company and its Subsidiaries to, honor, pursuant to their terms, all employee benefit obligations to current and former directors, officers, consultants and employees under the Compensation and Benefits Plans, including, without limitation, all employment, severance and compensation agreements of the Company and its Subsidiaries. For purposes of all employee benefit plans, programs or arrangements maintained or contributed to by Parent or any of its Subsidiaries, in which the Employees shall be eligible to participate, Parent shall cause each such plan, program or arrangement to treat the prior service with the Company or its Subsidiaries of each Employee as service rendered to Parent and its Subsidiaries for purposes of all eligibility periods, vesting and benefit accruals thereunder (but not for purposes of benefit accruals under any defined benefit pension plan maintained by Parent or its Subsidiaries (other than the Company Entities)). No Employee (or eligible spouse or dependent) who elects to be covered under a Parent medical insurance plan shall be excluded from coverage under such plan on the basis of a pre-existing condition that was not also excluded under the Company's or any of its Subsidiaries' medical insurance plans. To the extent any such Employee has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses under a medical insurance plan of the Company or any of its Subsidiaries for a plan year, such individual shall be credited therefor under the corresponding provisions of the corresponding plan of Parent and its Subsidiaries in which such individual participates after the conversion date. Parent agrees that the consummation of the Merger shall constitute a "Change in Control" of the Company Entities for all purposes within the meaning of all Compensation and Benefit Plans.

         7.9 EXPENSES. Except as otherwise provided in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that if the Merger is consummated, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article 4.

         7.10     INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity), determined as of the Effective Time (each, an "Indemnified Party" and, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its Certificate of Incorporation or Bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any Liability it may have to such Indemnified Party if such failure does not materially prejudice Parent as the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense, or if counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as detailed statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (c) Parent shall, or shall cause the Surviving Corporation to, maintain in effect for a period of six years after the Effective Time the Company's existing directors' and officers' liability insurance policy (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts, containing terms and conditions that are no less advantageous, which policies are issued by an issuer with a claims-paying rating at least equal to that of the issuer of the existing policies of the Company, or
         (ii) with the consent of the Company given prior to the Effective Time, any other policy with respect to claims arising from facts or events that occurred at or prior to the Effective Time and covering persons who are currently covered by such insurance (and the Company shall cooperate prior to the Effective Time in these efforts); provided, that neither Parent nor the Surviving Corporation shall be obligated to make premium payments in each year of such six-year period in respect of such policy (or coverage replacing such policy) exceeding, for the portion related to the Company's directors and officers, 200% of the annual premium payments on the Company's current policy in effect as of the date of this Agreement (the "Maximum D&O Premium"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum D&O Premium, Parent shall use all commercially reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum D&O Premium.

                  (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their legal representatives.

         7.11     OTHER ACTIONS BY THE COMPANY AND PARENT.

                  (a) If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement, as the case may be, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  (b) Subject to Section 7.2, the Company shall use its reasonable efforts to exercise its rights under all confidentiality, lock-up, standstill and similar agreements entered into with Persons that were considering an Acquisition Proposal with respect to the Company, to preserve the confidentiality of the information relating to the Company Entities provided to such Persons and their Affiliates and Representatives and to ensure compliance with the terms of this Agreement.


                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.5:

                  (a) Stockholder Approval. The stockholders of the Company shall have adopted this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

                  (c) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         8.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 10.5(a):

                  (a)      Representations and Warranties. For purposes of this
         Section 8.2(a), the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.2 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 5.3, 5.4, 5.14, 5.19, 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations and warranties set forth in Sections 5.2, 5.3, 5.4, 5.14, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Company Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. The Company shall have performed in all material respects all of its agreements and covenants hereunder required to be performed by it on or prior to the Effective Time .

                  (c) Certificates. The Company shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to the Company and in Section 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by the Company's board of directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent and its counsel shall request.

                  (d) Rights Agreement. No Distribution Date (as defined in the Rights Agreement) shall have occurred, and the Rights shall not have become non-redeemable or exercisable upon consummation of the Merger.

         8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by the Company pursuant to Section 10.5(b):

                  (a)      Representations and Warranties. For purposes of this
         Section 8.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 6.2 and
         6.7 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations and warranties set forth in Sections 6.2 and 6.7) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Parent Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Parent shall have performed in all material respects all of its agreements and covenants hereunder required to be performed by it on or prior to the Effective Time.

                  (c) Certificates. Parent shall have delivered to the Company (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to Parent and in Section 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's board of directors and Merger Sub's board of directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as the Company and its counsel shall request.

                  (d) Exchange Agent Certification. The Exchange Agent shall have delivered to the Company a certificate, dated as of the Effective Time, to the effect that Parent has deposited with the Exchange Agent sufficient funds to pay the aggregate cash payments required to be paid pursuant to Section 3.1(b).

                                    ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption hereof by stockholders of the Company referred to in Section 8.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

         9.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned (a) by action of the board of directors of either Parent or the Company if the Merger shall not have been consummated by September 30, 1998, whether such date is before or after the date of adoption hereof by the stockholders of the Company (provided, however, that if all conditions to Closing have been satisfied or waived on or before September 30, 1998, other than obtaining the required Consents from Regulatory Authorities, such date shall be extended past September 30, 1998 for up to three additional one-month periods at the request of either Parent or the Company) (the "Termination Date"), or (b) by action of the board of directors of either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption hereof by the stockholders of the Company); provided, that the right to terminate this Agreement or request an extension pursuant to clause (a) above shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated on or before the Termination Date.

         9.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the board of directors of the Company:

                  (a) If (i) the Company is not in material breach of any of its agreements or covenants under this Agreement, (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, a bona fide offer that the board of directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account, to the extent relevant, the long term prospects and interests of the Company and its stockholders, and (v) the Company has paid Parent any amounts then due to Parent pursuant to the Stock Option Agreement; or

                  (b) If there has been a material breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 8 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to Parent; or

                  (c) If the Company Requisite Vote shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and the Company has paid Parent any amounts then due to Parent pursuant to the Stock Option Agreement.

         9.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption hereof by the stockholders of the Company referred to in Section 8.1(a), by action of the board of directors of Parent (a) if the Company Requisite Vote shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (b) if the Company enters into a binding agreement for a Superior Proposal, (c) if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 8 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Parent to the Company, or (d) if the Company shall not have delivered to Parent, on or before March 31, 1998, a copy of an unqualified opinion of Price Waterhouse LLP with respect to the Company's consolidated GAAP financial statements for the year ended December 31, 1997, provided that in such event Parent must terminate this Agreement pursuant to this Section 9.4(d) prior to the close of business on the later of April 3, 1998 or 3 business days following the date of delivery to Parent of such consolidated financial statements with an opinion of such accountant thereon.

         9.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article 9, this Agreement (other than as set forth in Section 7.9) shall become void and of no effect with no Liability on the part of any Party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any Party hereto of any Liability resulting from any willful breach of this Agreement.


                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1     DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "AFFILIATE" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                  "AGREEMENT" means this Agreement and Plan of Merger, including the Exhibits (other than the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMMISSIONS" means all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement.

                  "COMMISSION AGREEMENTS" means all obligations to pay Commissions, whether such agreements are contained in a Space Lease or in any separate commission agreement, together with all amendments thereto or modifications thereof, and all correspondence, notices, files and other records pertaining to Commissions.

                  "COMPANY" means John Alden Financial Corporation, a Delaware corporation.

                  "COMPANY COMMON STOCK" means the $.01 par value common stock of the Company.

                  "COMPANY DISCLOSURE LETTER" means the written information entitled "John Alden Financial Corporation Disclosure Letter" delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "COMPANY ENTITIES" means, collectively, the Company and all Company Subsidiaries.

                  "COMPANY MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "COMPANY STOCK PLANS" means the existing stock option and other stock-based compensation plans of the Company designated as follows: 1992 JAFCO Long-Term Incentive Plan; 1997 JAFCO Long-Term Incentive Plan; North Star Marketing Long-Term Incentive Plan; Non-employee Directors Stock Option Plan; Amended and Restated Management Stockholders Agreement, dated February 17, 1993, as amended July 24, 1994; and Employee Stock Purchase Plan.

                  "COMPANY SUBSIDIARIES" means the Subsidiaries of the Company, which shall include all such Subsidiaries as of the date hereof and any corporation or other organization acquired as a Subsidiary of the Company in the future and held as a Subsidiary by the Company at the Effective Time.

                  "CONDEMNATION PROCEEDING" means any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Owned Real Property.

                  "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated September 15, 1997, between the Company and Parent.

                  "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONSTITUENT CORPORATIONS" means, collectively, the Company and Merger Sub.

                  "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document, in each case, that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order or Permit,
         (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of or conflict with, any Contract, Law, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order or Permit.

                  "DGCL" means the Delaware General Corporation Law.

                  "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any

         Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to the issuance of, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXHIBITS" 1 and 2, inclusive, means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" means United States generally accepted accounting principles, consistently applied during the periods involved.

                  "HAZARDOUS MATERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls), in each case other than common cleaning and office products in reasonable amounts.

                  "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "IMPROVEMENTS" means the buildings, structures (surface and subsurface) and other improvements and fixtures now or hereafter situated on or attached to any parcel of the Owned Real Property.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE" with respect to the Company means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief actuary, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of any Company Entity; and with respect to Parent means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, general counsel, corporate counsel or any executive vice president of Parent.

                  "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute of any Regulatory Authority applicable to a Person or its Assets, Liabilities or business.

                  "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "LITIGATION" means any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding of a Regulatory Authority relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement and the Stock Option Agreement .

                  "MERGER SUB" means JAFCO Acquisition Corp., a Delaware corporation.

                  "MERGER SUB COMMON STOCK" means the $.01 par value common stock of Merger Sub.

                  "MIAMI PROPERTY" means that parcel of real property known as Airport Corporate Center in Miami, Florida, containing 11 buildings, including one building presently used by the Company as its corporate headquarters and ten buildings that are leased by the Company to third parties, and including approximately four acres (the "Acreage") of contiguous undeveloped land located in Lot B-1 of the West Replat.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Regulatory Authority.

                  "PARENT" means Fortis, Inc., a Nevada corporation.

                  "PARENT ENTITIES" means, collectively, Parent and all Parent Subsidiaries.

                  "PARENT MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "PARENT SUBSIDIARIES" means the Subsidiaries of Parent, which shall include all such Subsidiaries as of the date hereof and any corporation or other organization acquired as a Subsidiary of Parent in the future and held as a Subsidiary by Parent at the Effective Time.

                  "PARTY" means either the Company or Parent, and "PARTIES" shall mean both the Company and Parent.

                  "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                  "PERMITTED TITLE EXCEPTIONS" means:

                           (i) the Space Leases and any new leases entered into between the date hereof and the Effective Time in accordance with the terms of this Agreement;

                           (ii) all real estate Taxes not yet due and payable as of the Effective Time;

                           (iii) local, state and federal (if applicable) zoning and building Laws, provided that neither the Improvements nor the existing use of the Owned Real Property violates any of such Laws or results in any unpermitted "non-conforming" use thereunder; and

                           (iv) any existing utility easements serving only the Owned Real Property and no other land.

                  "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" means the proxy statement used by the Company to solicit the approval of its stockholders of the transactions contemplated by this Agreement.

                  "QUALIFIED INVESTMENTS" means (i) publicly traded corporate bonds with a rating of A or better from a rating agency generally accepted by the insurance industry, (ii) U.S.

         government securities, (iii) cash equivalents, and (iv) other investments approved specifically or as a category by Parent in writing from time to time.

                  "REAL PROPERTY" means, collectively, the Owned Real Property and the Leased Real Property.

                  "REGULATORY AUTHORITIES" means, collectively, the SEC, the NYSE, the Federal Trade Commission, the United States Department of Justice, the Minnesota Department of Commerce, the Texas Department of Insurance, the Florida Department of Insurance, the Nevada Department of Insurance, the Ohio Department of Insurance, and all other federal, state, county, local or other judicial, legislative, governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, courts, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "RENT ROLL" means the rent roll for the Miami Property as of a date not more than 30 days prior to the date hereof, which shall show
         (a) the names of all Space Tenants and a description of their respective Space Leases, (b) the portion of the Improvements and total number of square feet covered by each Space Lease (including any options to expand), (c) the date of the Space Lease and the commencement date and expiration date (including option periods) of each Space Lease, (d) the current monthly rental payable under each Space Lease and other charges payable by such Space Tenant (including base rent and any percentage rent and operating expense reimbursement),
         (e) the base year (and, if applicable, the amount of expenses incurred during such base year) used for calculating each Space Tenant's operating expense reimbursement under such Space Tenant's Space Lease,
         (f) the amount of all tenant deposits with respect to each Space Lease, less amounts previously applied or returned to such tenant, if any, (g) whether such tenant is entitled to any assigned storage or parking space, (h) whether any rents or other charges are in arrears and the period to which such arrearages relate (including the Company's current "delinquency report"), (i) any incentives, concessions, abatements, due and unpaid allowances or inducements granted to such tenant, (j) the amounts of any due and unpaid Commission with respect to such Space Lease, if any, and (k) whether the Space Lease is subject to cancellation or termination by the tenant thereunder and the circumstances which would give rise to such termination or cancellation (or a reference to the Space Lease provision giving rise to such right).

                  "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                  "RIGHTS" means the preferred stock purchase rights issued pursuant to the Rights Agreement.

                  "RIGHTS AGREEMENT" means that certain Rights Agreement, dated December 16, 1996, as amended March 9, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                  "SEC" means the Securities and Exchange Commission.

                  "SERVICE CONTRACTS" means all service, maintenance, and other Contracts respecting leasing, management, maintenance or operation of the Miami Property or the Improvements thereon, including all leases by which equipment is leased to the Company and is used or usable in connection with any present or future occupation or operation of the Miami Property.

                  "SPACE LEASES" means all leases, subleases, rental agreements and other occupancy agreements, whether oral or written and whether or not of record, for the use or occupancy of any portion of the Miami Property, together with all amendments to, modifications of, renewals and extensions of said leases, subleases, rental agreements and other occupancy agreements, all guaranties with respect thereto, all work letter agreements, improvement agreements and other agreements with tenants of the Miami Property, all Default letters or notices, estoppel letters, rental adjustment notices, escalation notices and other correspondence in regard thereto, and all credit reports and accounting records in regard thereto.

                  "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SURVIVING CORPORATION" means the Company as the surviving corporation resulting from the Merger.

                  "TAX RETURN" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes any Company Entity.

                  "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income (net, gross or other, including recapture of any tax items such as investment tax credits), gross receipts, excise, employment, sales, use, transfer, premium, gains, license, payroll, franchise, severance, stamp, occupation, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "TAXING AUTHORITY" means any authority responsible for the imposition, collection or administration of any Tax.


                  "WARRANTIES" means each and every now existing and outstanding bond and warranty concerning the Miami Property or the Improvements located thereon, including any and all bonds and warranties in conjunction with any construction, maintenance or operation Contracts.


                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  TERM                                              SECTION
                  ----                                              -------

                  Acquisition Proposal                                 7.2
                  Alternative Transaction Notice                       9.3(a)
                  Bankruptcy and Equity Exception                      5.3(a)
                  Certificate of Merger                                1.3
                  Certificates                                         4.1
                  Closing                                              1.2
                  Closing Date                                         1.2
                  Company Actuarial Analyses                          5.16(c)
                  Compensation and Benefit Plans                       5.8(a)
                  Company Insurance Contracts                         5.16(a)
                  Company Insurance Subsidiaries                       5.1(b)
                  Company Intellectual Property Rights                5.12(b)(ii)
                  Company 9% Preferred Stock                           5.2(a)
                  Company Options                                      3.4
                  Company SAP Statements                               5.5(b)
                  Company Reports                                      5.5(a)
                  Company Requisite Vote                               5.3(a)
                  Compensation and Benefit Plans                       5.8(a)
                  Costs                                                7.9(a)
                  Effective Time                                       1.3
                  ERISA Affiliate                                      5.8(c)
                  Exchange Agent                                       4.1
                  Expenses                                             9.5(c)
                  Indemnified Parties                                  7.9(a)
                  Insurance Laws                                       5.9(a)
                  Investment Company Act                              5.18
                  Leased Real Property                                5.14(e)
                  Material Contracts                                  5.13
                  Maximum D&O Premium                                  7.9(c)
                  Merger                                               1.1
                  Option Settlement Payment                            3.4

                  Owned Real Property                                 5.14(a)
                  Pension Plan                                         5.8(b)
                  Per Share Purchase Price                             3.1(b)
                  Preferred Stock                                      5.2(a)
                  Reinsurance Contracts                               5.16(b)
                  Secretary                                            1.3
                  Stock Option Agreement                               1.4
                  Stockholders' Meeting                                7.3
                  Superior Proposal                                    7.2
                  Takeover Laws                                       5.20
                  Termination Date                                     9.2
                  Third Party Intellectual Property Rights            5.12(b)(i)

         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         10.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except Articles 1, 2, 3, 4 and 10 and Sections 7.7, 7.8, 7.9 and 7.10.

         10.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 7.5, for the Confidentiality Agreement). Other than Section 7.10 which shall be enforceable by the parties intended to receive the benefits thereof, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         10.4 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after the Company's stockholders have adopted this Agreement; provided, that after any such adoption hereof by the holders of Company Common Stock, there shall be made no amendment that, pursuant to Section 251 of the DGCL, requires further approval by such stockholders without the further approval of such stockholders.

         10.5     WAIVERS.

                  (a) Prior to or at the Effective Time, Parent, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                  (b) Prior to or at the Effective Time, the Company, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of the Company.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         10.6 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that Parent may transfer the Merger Sub Common Stock to any wholly owned Parent Subsidiary prior to the Effective Time, so that upon the Merger the Company will become a wholly owned Subsidiary of such Parent Subsidiary, without the need to obtain any consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         10.7 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail, postage pre-paid, or by courier or overnight carrier, to each person at the address set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                           If to the Company:

                           John Alden Financial Corporation
                           7300 Corporate Center Drive
                           Miami, Florida 33126-1223
                           Telephone Number:  (305) 715-2000
                           Telecopy Number:  (305) 715-1342
                           Attention: General Counsel

                           Copy (which shall not constitute notice) to Counsel:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019-6150
                           Telephone Number:  (212) 403-1000
                           Telecopy Number:  (212) 403-2000
                           Attention: Howard A. Mergelkamp III

                           If to Parent:

                           Fortis, Inc.
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Telephone Number:  (212) 859-7000
                           Telecopy Number:  (212-859-7034)
                           Attention: Jerome Atkinson, General Counsel

                           Copy (which shall not constitute notice) to Counsel:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Telephone Number:  (404) 881-7446
                           Telecopy Number:  (404) 881-7777
                           Attention:  B. Harvey Hill, Jr.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.10 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         10.11 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary



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

meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         10.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

         10.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


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         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                             JOHN ALDEN FINANCIAL CORPORATION


                             By:      /s/      Glendon E. Johnson
                                ------------------------------------------------
                             Name:             Glendon E. Johnson
                                    --------------------------------------------

                             Title:            Chairman of the Board and Chief
                                    --------------------------------------------
                                               Executive Officer
                                    --------------------------------------------



                             FORTIS, INC.


                             By:      /s/      J. Kerry Clayton
                                ------------------------------------------------

                             Name:             J. Kerry Clayton
                                    --------------------------------------------

                             Title:            Executive Vice President
                                    --------------------------------------------


                             JAFCO ACQUISITION CORP.


                             By:      /s/      J. Kerry Clayton
                                ------------------------------------------------

                             Name:             J. Kerry Clayton
                                    --------------------------------------------

                             Title:            President
                                    --------------------------------------------





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